Development Agreement

                    - hereinafter referred to as "Agreement"



                                 by and between



                            Infineon Technologies AG

           a corporation duly incorporated under the laws of Germany,

          having offices at St.-Martin-Str. 53, 81541 Munchen, Germany

                     - hereinafter referred to as "Infineon"



                                       and





                                Actel Corporation

          a corporation duly incorporated under the laws of California,

     having offices at 955 East Arques Avenue, Sunnyvale, CA 94086-4533, USA

                     - hereinafter referred to as "Actel" -



         - both hereinafter referred to as "Parties" or one as "Party" -



                                       on

                     the Joint Development of C11FL Products

                                    Preamble

WHEREAS,   Infineon   is   engaged   in   the   development,    production   and
commercialization of semiconductor products, including flash technology for semiconductor products.

WHEREAS, Actel is engaged in the development and commercialization of field programmable semiconductor products including flash technology cells.

WHEREAS, both Parties learned from the previous contractual cooperation regarding the C9FL technology, which will be the basis for a successful cooperation regarding C11FL technology;

WHEREAS,  both Parties  concluded the  Memorandum of  Understanding  of 12 April
2001;

NOW THEREFORE, the Parties agree as follows:

1.   Definitions

1.1 The term "ACTEL FLASH FPGA" means any flash FPGA that was developed or is developed by or on behalf of Actel on the basis of C11FL TECHNOLOGY for production in C11FL TECHNOLOGY.

1.2 The term "ACTEL FLASH eFPGA CORE" means a reusable, pre-designed virtual flash FPGA, whether synthesizable or otherwise, that was developed or is developed by or on behalf of Actel or extracted by Infineon from the ACTEL FLASH FPGA on the basis of C11FL TECHNOLOGY for use in the design of C11FL PRODUCTS, including the programming switch, architecture, modules, test software, and software design tools used for mapping customer applications to and programming the embedded flash FPGA.

1.3 The term "ACTEL LEAD PRODUCT" means the first Actel C11FL PRODUCT that Actel QUALIFIES and markets to its customers.

1.4 The term "BACKGROUND PATENTS" means patent applications, patents, utility models and other statutory protection, which are embodied in INFORMATION and under which one Party is the owner and/or has the right of determination at any time during the term of this Agreement and which are not resulting from performing the DEVELOPMENT WORK.

1.5  The term "CC" means Infineon's division Security & Chip Card ICs.

1.6 The term "C11FL TECHNOLOGY" means the technology (in particular process technology, Infineon flash cells and circuits), which is described in ANNEX 1 to this Agreement and RATIO STEPS thereof.

1.7 The term "C11FL PRODUCTS" means any Infineon or Actel products based upon C11FL TECHNOLOGY for production in C11FL TECHNOLOGY. The term "Actel C11FL PRODUCTS" means C11FL PRODUCTS manufactured by or for Actel. The term
     "Infineon C11FL PRODUCTS" means C11FL PRODUCTS manufactured by or for Infineon

1.8 The term "DEVELOPMENT WORK" means any and all development work to be performed by the Parties in accordance with Sections 2 and 3 below. DEVELOPMENT WORK shall not include any C11FL TECHNOLOGY or development thereof.

1.9 The term "DEVELOPMENT RESULTS" means any and all results, whether patentable or not, in written or oral form, achieved by performing DEVELOPMENT WORK, in particular data relating to flash cell reliability. For the avoidance of doubt, DEVELOPMENT RESULTS shall not include any C11FL TECHNOLOGY or any data and/or information relating to the specifications of any C11FL PRODUCT.

1.10 The term "EFFECTIVE DATE" means the date that this Agreement is signed by both Parties.

1.11 The term  "EMBEDDED  PRODUCT"  means a C11FL  PRODUCT  that (i) contains an
     ACTEL FLASH eFPGA CORE and (ii) the principal use of the device is satisfied primarily by functions performed in those parts of the device that are not comprised of the ACTEL FLASH eFPGA CORE.

1.12 The term "FLASH IPR" means any and all IPR of Actel relating to the ACTEL FLASH eFPGA CORE.

1.13 The term "FPGA" means integrated circuits that implement field programmable logic the operation of which is determined after the integrated circuit has been manufactured.

1.14 The term "INFINEON FAB" means any foundry of Infineon or of any company, which is affiliated with Infineon within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) ("Affiliate").

1.15 The term "INFINEON LEAD PRODUCT" means the first Infineon C11FL PRODUCT which Infineon QUALIFIES and markets to its customers.

1.16 The term "INFORMATION" means written and/or oral technical information with regard to the C11FL TECHNOLOGY, such information being available to one Party at any time during the term of this Agreement and not resulting from performing the DEVELOPMENT WORK. However, INFORMATION shall not include any data and/or information relating to the specifications of any Infineon or Actel C11FL PRODUCT. INFORMATION of Infineon shall be limited to information available at CC.

1.17 The term "INVENTION" means any and all (i) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications; (ii) patent applications relating thereto, and (iii) United States, European, international and foreign patents issuing there from; and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof.

1.18 The term "JOINT INVENTION" means any INVENTION that is first conceived or reduced to practice by one or more of one Party's employees or third party contractors with one or more of the other Party's employees or third party contractors during the term and in the performance of this Agreement.

1.19 The term "IPR" means (by whatever name or term known or designated) any intellectual property rights including, without limitation, patents, registered designs, copyrights, trade secrets, moral rights and any other intellectual property or proprietary rights (except trademarks, service marks and related rights) eligible for protection under the laws of any country, state or jurisdiction including registrations, applications, renewals and extensions of such rights.

1.20 The term "KNOW-HOW" means any secret or overt knowledge or information, which is proprietary to either Party.

1.21 The term "MILESTONE PLAN" means the contents and time schedule set forth in ANNEX 2 to this Agreement.

1.22 The term "QUALIFIES" or "QUALIFIED" or "QUALIFICATION" shall mean that a particular C11FL PRODUCT performs in accordance with the qualification criteria and procedures for such products, as determined in the sole discretion of the party who's product is at issue, and that, therefore, the particular product is released for manufacturing and shipment to customers.

1.23 The term "RATIO STEPS" means any process that is substantially the same as and built on the base 0.13 micron process with shrink design rules (e.g.
     0.13 shrink 0.10), such as C11FL-R technology.

2.   Carrying out of the DEVELOPMENT WORK

2.1 In General. Based on their different areas of expertise, the Parties agree that each Party will perform the DEVELOPMENT WORK as set forth in Sections 2, 3 and ANNEX 2 hereof.

2.2 Development of Test Array. The Parties shall cooperate on the development and testing of a test array as specified in ANNEX 3 ("Test Array") according to Sections 2 and 3 hereof. Actel shall design the Test Array, which shall contain at least the identical memory cells and shall be operated under the same conditions as the type intended INFINEON LEAD PRODUCT and ACTEL LEAD PRODUCT. Actel shall deliver the Test Array to Infineon, at the INFINEON FAB in Dresden, Germany, in accordance with the MILESTONE PLAN. Actel shall prepare the design data (GDS-file) for the Test Array.

2.3 Test Array. Infineon shall use the Test Array for early learning regarding reliability. Infineon and Actel shall jointly perform tests regarding the reliability of the flash cells in the Test Array ("Flash Cell Reliability") (collectively "Testing"). The parties will measure Flash Cell Reliability by testing the Test Array for the reliability factors set forth on ANNEX 4 ("Reliability Factors"). The Parties shall jointly define and agree upon the acceptable measures for each such Reliability Factor ("Reliability Objectives") and jointly determine whether the Test Array meets each of the Reliability Objectives. If the Test Array meets each of the Reliability Objectives, it shall be deemed to have met the threshold for Flash Cell Reliability. The Parties agree that for the Reliability Factor regarding moving bit failure rates a detection level of less than 1ppm/Mbit/year with reasonable measurement for both erased and programmed states is the Reliability Objective.

2.4 Testing Software and Board. Actel shall develop and deliver to Infineon the software required for the Testing ("Test Programs") and shall also design necessary circuits and layout for the respective tester probecard board to be used for testing the Test Array. Actel shall deliver the Test Programs to Infineon and install such programs at the INFINEON FAB in Dresden. Infineon will provide a proven vendor for manufacture board that is compatible with a Teradyne J750 tester and associated prober.

2.5 Running of Wafers. Infineon shall run a sufficient amount of wafers in order to achieve the Reliability Objectives. Infineon shall make reasonable endeavors to modify and/or improve wafers processed to be able to demonstrate process reliability according to ANNEX 5. Infineon shall provide Actel with access to data that is produced as a result of such Testing.

2.6 Mask Design and Manufacture. Actel shall design and Infineon shall manufacture the masks ("Masks"), which are necessary for the production of the wafers to be processed with the Test Array.

2.7 Costs of Masks. In consideration for Infineon's manufacture of the Masks, after completion of all the Masks and shipment of the Masks to the Dresden fab, Actel shall pay to Infineon, within thirty (30) days of the date of invoice, (i) a lump-sum payment in the amount of Euro three-hundred-forty-thousand ((euro) 340,000) and (ii) fifty percent (50%) of any actual cost for the mask set exceeding Euro three-hundred-forty-thousand ((euro) 340,000). Infineon shall be the sole owner of the masks, and Infineon alone shall be entitled to use the masks, even after completion of the DEVELOPMENT WORK (Section 3 below) and after Agreement termination.

2.8 MILESTONE PLAN. The DEVELOPMENT WORK shall comprise also the efforts and activities set forth in Section 3 below and in the MILESTONE PLAN, and the Parties shall use reasonable efforts in carrying out the DEVELOPMENT WORK in accordance with the MILESTONE PLAN. The DEVELOPMENT WORK shall be carried out in close cooperation between the Parties and in a joint effort to keep cost and expenditures to a minimum.

2.9 Availability of DEVELOPMENT RESULTS. Each Party shall make available to the other within a reasonable period of time following the EFFECTIVE DATE of this Agreement, and from time to time during the carrying out of the DEVELOPMENT WORK its DEVELOPMENT RESULTS.

2.10 Experts. Each Party shall, within one (1) month following the EFFECTIVE DATE, appoint an expert who will act as a point of contact during the DEVELOPMENT WORK. All INFORMATION and DEVELOPMENT RESULTS to be forwarded to a Party hereunder, shall be addressed to such appointed expert.

2.11 Changes to the MILESTONE PLAN. In the event that one of the Parties realizes that the DEVELOPMENT WORK cannot efficiently be performed according to the MILESTONE PLAN, or development plans set forth for the project, the other Party shall immediately be informed thereof. The Parties shall then review the situation and mutually agree on relevant changes with respect to the further conduct and performance of the DEVELOPMENT WORK.

2.12 Ownership. A Party forwarding, without charge, to the other Party parts, components, software and other tangible articles for the purposes of the DEVELOPMENT WORK shall remain the proprietor of such articles, except as otherwise expressly provided in this Agreement. All items to be provided by Actel under this Section 2 shall be delivered to Infineon at the INFINEON FAB in Dresden, at the costs and risk of Actel.

2.13 Subcontractors. Infineon and Actel may, even without the other's consent, have any of its obligations regarding the DEVELOPMENT WORK and/or any other contractual obligations under this Agreement provided by a third party (subcontractor), provided, however, that any such subcontractor shall be required to agree in writing to confidentiality provisions at least as protective as those set forth in Section 10 (Secrecy).

2.14 Technical Specifications and Other Deliverables. Infineon shall (i) provide Actel with necessary technical specifications regarding the C11FL TECHNOLOGY in order to support Actel in developing the Test Array; and (ii) provide Actel with the runsets (software for Design Rule Checking - DRC), design manuals, and simulation parameters required for Actel to develop the Test Array and testing materials.

2.15 Engineering Support. Actel shall send to Infineon, INFINEON FAB in Dresden, a sufficient number of engineers, but not more than four (4), until Infineon determines in its reasonable judgment, that Infineon's staff at the INFINEON FAB in Dresden is able to run the Test Programs with the Test Array. Actel shall support the Test Programs and the Test Array at the INFINEON FAB in Dresden, in particular provide Infineon with on-site-support in order to safeguard proper functioning of the Test Programs and of the Test Array, and enable Infineon by support via telephone, email or any other means to solve specific problems using the Test Programs, and use reasonable efforts to correct all bugs, errors and problems with the Test Programs that are reported to Actel by Infineon.

3.   Completion and Costs of the DEVELOPMENT WORK

3.1 Completion of Development. The DEVELOPMENT WORK shall be regarded as being completed successfully once (i) the efforts and activities under Section 2 hereof have been carried out and (ii) Test Arrays have been designed and
     (iii) the Test Programs run without any bugs and (iv) the reliability Tests have been completed according to ANNEX 5.

3.2 Final Protocol. The Parties will record the DEVELOPMENT RESULTS in a final protocol, including the date of the successful completion of the DEVELOPMENT WORK. Each Party shall be entitled to a copy of such final protocol.

3.3 Costs and Fees. Except as set forth in Section 2.7 above, each Party shall bear the costs incurred by such Party for its efforts under or in connection with the DEVELOPMENT WORK.

4.   Design and QUALIFICATION of Actel Products

4.1 Actel C11FL Design. Actel shall have the right to use the Test Array, INFORMATION and DEVELOPMENT RESULTS only to the extent necessary to design, develop and have manufactured Actel C11FL PRODUCTS during and after the term of this Agreement. Actel shall not use Test Array, INFORMATION and DEVELOPMENT RESULTS in any other manner or for any other purpose. In any event, Actel shall not be entitled to use the Masks provided by Infineon in any manner.

4.2 Access to Wafer Corridor for QUALIFICATION. Actel shall have the right to use a wafer corridor for C11FL PRODUCTS in an INFINEON FAB to be determined by Infineon ("Wafer Corridor") to QUALIFY the ACTEL LEAD PRODUCT, provided that either (i) Infineon has completed a minimum qualification of a demonstration product according to testing criteria to be mutually agreed upon ("Demo-QUALIFICATION"), or (ii) Infineon has successfully completed the QUALIFICATION of the INFINEON LEAD PRODUCT. Actel's rights under this
     Section 4.2 are subject to expiry as set forth in Section 5 below.

4.2.1Infineon shall give Actel written notice on the QUALIFICATION of the INFINEON LEAD PRODUCT or the Demo-QUALIFICATION; the date of receipt of Infineon's notice shall be deemed the date of the QUALIFICATION ("Infineon QUALIFICATION Date").

4.2.2If Actel does not tape out an ACTEL LEAD PRODUCT within twelve (12) months of the Infineon QUALIFICATION Date, Actel's rights under Section 4.2 shall expire.

4.3 Order of Wafers. For the purpose QUALIFYING the ACTEL LEAD PRODUCT, Actel shall order and Infineon shall fabricate and deliver to Actel wafers according to the Project Plan in ANNEX 6 to this Agreement.

4.4 Actel QUALIFICATION First. With Infineon's consent, Actel may QUALIFY an ACTEL LEAD PRODUCT prior to Infineon QUALIFYING the INFINEON LEAD PRODUCT. However, in no event shall INFINEON be obligated to fabricate the ACTEL LEAD PRODUCT for purposes of Actel's QUALIFICATION thereof at the same time in the same INFINEON FAB as Infineon is fabricating the INFINEON LEAD PRODUCT for purposes of QUALIFICATION thereof if, at Infineon's discretion, such simultaneous loading of the same INFINEON FAB would cause additional costs or time efforts of Infineon.

4.5 Notice of Tape Out/QUALIFICATION. Actel shall notify Infineon in writing on the tape out and on the QUALIFICATION of each ACTEL LEAD PRODUCT.

4.6 Infineon Covenant Not To Sue. Infineon agrees that neither Infineon nor any of its Affiliates will assert during the term of this Agreement and thereafter (except as provided in Sections 14.3 and 14.4 below), directly or indirectly, any claim or cause of action based, in whole or in part, upon the purported infringement by Actel or its suppliers, licensees, or customers, mediate or immediate, of any IPR as a result of the manufacture, use, export, import, offer for sale, sale, lease, distribution, or other transfer of products to the extent that such products use or incorporate any technology or INFORMATION or KNOW-HOW that Actel contributes to the Development Work during the term of this Agreement (and thereafter to the extent that provisions herein survive termination or expiration).

5.   Fabrication and Supply of Wafers to Actel

5.1 Wafer Corridor For Fabrication. Subject to Section 5.1.1 below, for a period of three (3) years from the later of (i) the Infineon QUALIFICATION Date and (ii) March 1, 2003 ("Access Period"), Actel shall have the right to use the Infineon Wafer Corridor to QUALIFY and fabricate a reasonable volume of Actel C11FL PRODUCTS ("Wafers"). During the Access Period Actel shall be guaranteed a fabrication volume of at minimum one-hundred-and-fifty (150) Wafer Starts Per Week ("WSPW").

5.1.1Termination  of Right to Wafer  Corridor.  Actel's  right to use the  Wafer
     Corridor shall  terminate on the first to occur of the  following:  (i) one
     (1) year after the Infineon QUALIFICATION Date if Actel has not by then taped out an ACTEL LEAD PRODUCT; (ii) two (2) months after Infineon gives written notice to Actel that Actel did not fabricate through the Wafer Corridor an average minimum quantity of twenty-five (25) WSPW during any single month more than eighteen (18) months after the beginning of the Access Period; and (iii) the end of the Access Period.

5.1.2Exclusive Remedy. The provisions of Section 5.1.1 constitute Infineon's exclusive remedy and Actel's sole liability for Actel's failure to fabricate an average minimum quantity of twenty-five (25) WSPW during the Access Period.

5.2 RATIO STEPS. Actel may transfer Actel C11FL PRODUCTS currently under fabrication to RATIO STEPS of the C11FL TECHNOLOGY or to design Actel C11FL PRODUCTS in RATIO STEPS in order to prolong manufacturability and to achieve area savings. However, the Parties shall in advance mutually agree on the timing of any such transfer to RATIO STEPS or design of Actel C11FL PRODUCTS in RATIO STEPS.

5.3 Pricing. The provisions regarding pricing of Wafers are specified in the ANNEX 7 to this AGREEMENT.

5.4 Third Party Manufacture. Provided that Infineon has enabled the manufacture of Infineon C11FL PRODUCTS in a third party silicon foundry, Actel shall be entitled to have ACTEL PRODUCTS manufactured in such third party silicon foundry, and INFINEON hereby grants Actel a perpetual, irrevocable (except as provided in Sections 12.1, 14.3 and 14.4 below), worldwide, royalty free, non-exclusive, non-transferable (except as provided in Section 15.11 below) right, under all of its IPRs in and to the C11FL TECHNOLOGY and Information to have manufactured Actel PRODUCTS by any third party location at which the Infineon C11FL TECHNOLOGY and process has been or is installed, however such license grant shall be limited to the extent that Infineon has full power and title to make such grant without any third party consent.

6.   Limited Warranties

6.1 Development Warranties. Provided that a Party complies with its obligations under Section 2, such PARTY shall not be liable towards the other Party in the case that the DEVELOPMENT WORK cannot be successfully completed as per
     Section 3 above.

6.2 The sole obligation of each Party with respect to errors in its INFORMATION and DEVELOPMENT RESULTS and exclusive remedy of the other party shall be to forward same to the other PARTY as provided in this Agreement, and to correct errors that might have occurred in such INFORMATION and DEVELOPMENT RESULTS without undue delay after such errors become known to the Party which forwarded the relevant INFORMATION or DEVELOPMENT RESULTS.

     THE WARRANTIES SET FORTH IN THIS SECTION 6 APPLY TO ALL INFORMATION AND DEVELOPMENT RESULTS LICENSED OR KNOWINGLY DISCLOSED HEREUNDER AND ARE IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES THAT INFORMATION AND DEVELOPMENT RESULTS CAN BE USED WITHOUT INFRINGING STATUTORY AND OTHER RIGHTS OF THIRD PARTIES.

     The disclaimer in this Section 6.2 shall in no way alter the Parties' respective obligations to indemnify one another under Section 12 hereof.

6.3 Production Warranty. Infineon warrants that the wafers delivered to Actel under Section 4 hereof meet the specification to be agreed expressly in writing between the Parties. The warranty period shall be one (1) year from delivery to Actel. If the wafers fail to meet these specifications, Infineon shall correct the failure within thirty (30) days from receipt of a written objection by Actel.

     THE WARRANTIES PROVIDED IN SECTIONS 6.2 AND 6.3 ABOVE ARE THE ONLY WARRANTIES MADE BY THE PARTIES TO EACH OTHER. NEITHER PARTY MAKES AND NEITHER PARTY RECEIVES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

7.   License regarding ACTEL FLASH eFPGA CORE.

7.1 ACTEL FLASH eFPGA CORE. Subject to the restrictions and limitations set forth in Sections 7.3, 7.4 and 7.5 below, Actel hereby grants to Infineon a perpetual, worldwide, non-exclusive, non-transferable (except as provided in Section 15.11 below), non-sublicenseable (except as provided in Section
     7.1 (vi) below), irrevocable (except as provided in Sections 12.3 and 14.4 below) license:

     (i) to use the ACTEL FLASH eFPGA CORE, or extract it from ACTEL FLASH FPGA, including but not limited to switch, architecture, modules and design tools, as defined in ANNEX 8, with any present or future products of Infineon in an Infineon EMBEDDED PRODUCT, and to manufacture, have manufactured solely for Infineon, sell or otherwise distribute or have distributed such Infineon EMBEDDED PRODUCTS;

     (ii) to use and exploit the FLASH IPR solely for the  purposes set forth in
          (i) above; and

     (iii)to use, perform, display, program, modify, adapt and/or improve, or have used, performed, displayed, programmed, modified, adapted and/or improved software tools, in object code format, with which a Party can program the ACTEL FLASH eFPGA CORE ("Design Tools") for applications to manufacture, or have manufactured solely for Infineon, Infineon EMBEDDED PRODUCTS; and

     (iv) to use and exploit the Actel deliverables, such as the Test Programs evaluation board, burner, which are defined in ANNEX 9, solely to the extent required in order for Infineon to exercise its rights under the licenses in (i)-(iii) above, and

     (v) to program, modify, adapt and/or improve, or have programmed, modified, adapted and/or improved the ACTEL FLASH eFPGA CORE, FLASH IPR and/or any deliverables as under (iv) above and to use and exploit the modified, adapted and/or improved items solely for the purposes set forth in (i) above; and

     (vi) sublicense the right to use, perform and display the Actel FLASH eFPGA Design Tools under (iii) above to any present or future customers who purchase Infineon EMBEDDED PRODUCTS.

7.2 Samples and Modifications. If Actel tapes out and/or QUALIFIES an Actel PRODUCT, at any time, that Actel tapes out and/or QUALIFIES a new VERSION of the Actel PRODUCT, Actel shall make available to Infineon:

     (i) INFORMATION and samples of the Actel PRODUCT at the respective date of QUALIFICATION, if applicable, as well as any modifications, adaptations and/or improvements thereto at the QUALIFICATION of the modified, adapted and/or improved Actel FLASH CORE; and

     (ii) the Actel Deliverables set forth on ANNEX 9, but only to the extent that such Deliverables exist; Actel shall have no obligation hereunder to create such Deliverables other than for its own purposes.

7.3 Restrictions. The rights granted under the license in Section 7.1 shall be restricted as follows:

     (i) Infineon's use and exploitation of the ACTEL FLASH eFPGA CORE shall be in connection with the C11FL TECHNOLOGY.

     (ii) Infineon may only manufacture, have manufactured solely for Infineon, distribute, have distributed, sell and otherwise make available the ACTEL FLASH eFPGA CORE embedded in Infineon C11FL PRODUCTS that are EMBEDDED PRODUCTS.

     (iii)Infineon may only use the FLASH IPR and Actel INFORMATION in connection with the development, manufacture and distribution of Infineon C11FL PRODUCTS in which the ACTEL FLASH FPGA CORE is embedded and may not use the Actel FLASH IPR or Actel INFORMATION in connection with the development, manufacture and distribution of Infineon products that do not contain the ACTEL FLASH eFPGA CORE.

7.4 All licenses granted to Infineon under this Section 7, shall be free-of-charge for use by CC and one (1) further present or future division of Infineon (collectively the "Entitled Divisions"). Infineon shall designate such division by written notice to Actel prior to making use of such additional license. If Infineon wishes to use the licensed rights through a third division, Infineon shall inform Actel in advance. In this case the Parties shall negotiate an adequate license fee in good faith.

7.5 If Infineon spins off an Entitled Division, the spin-off shall have the same rights as attributed to the spun off Entitled Division. The Entitled Divisions and the spin-off are collectively referred to as "Entitled Entities". In no event shall any more than two (2) Entitled Entities, i.e. CC and one (1) other Entitled Division or their spin-offs, have the right to use the free licenses hereunder at any given time. In no event shall an entity that is an Actel competitor be entitled to a license under this
     Section 7. Infineon shall provide Actel or its successors and assigns with written notice of and details concerning the spin-off of an Entitled Division within a reasonable timeframe after such spin-off is effected.

7.6 The licenses in this Section 7 may not be sublicensed, except as expressly provided in this Section 7.

7.7 Other Licenses. Under its INFORMATION, BACKGROUND PATENTS and DEVELOPMENT RESULTS each Party hereby grants to the other Party and its Affiliates the non-exclusive, non-transferable (except as set forth in Section 15.11), non-sublicenseable, royalty free right to use the same during the term of this Agreement for the purpose of carrying out the DEVELOPMENT WORK. However, INFORMATION, which one Party receives from the other under this Agreement, and BACKGROUND PATENTS of the other Party may be used by the one Party solely to the extent strictly necessary to use the DEVELOPMENT RESULTS, as set forth in the previous sentence of this Section 7.7. Section
     4.1 above shall remain unaffected.

8.   Additional Services relating to Actel FLASH eFPGA

8.1 Cost free Migration. If Infineon migrates an Infineon EMBEDDED PRODUCT to another Infineon EMBEDDED PRODUCT, Infineon may undertake such migration without paying Actel any fee provided that Infineon does not require Actel to provide design and layout services to accomplish the migration (e.g. if a "dumb" shrink migrating from C11FL to C11FL-R1 were used needing no Actel design and layout services).

8.2 Migration for a Fee. If Infineon requires Actel design and layout services for redesign and/or re-layout of the ACTEL FLASH eFPGA CORE for the purpose of integration into Infineon EMBEDDED PRODUCTS, Actel shall provide such services at a service fee to be negotiated between the Parties in good faith. In performing such services Actel is not obligated to follow the dumb shrink path or required to support an Infineon requested redesign and re-layout.

8.3 Additional Free Services. To the extent that Actel typically provides certain design and layout services free-of-charge to its ProASIC customers, Actel agrees to also provide the same services to Infineon free-of-charge to Infineon during the term of this Agreement.

8.4 Teaching Services. Actel shall render to Infineon training and teaching services relating to ACTEL FLASH eFPGA CORE during this Agreement or after Agreement termination, upon request of Infineon at a service fee to be negotiated between the Parties in good faith. The service fee shall be calculated at an hourly consulting fee rate.

9.   DEVELOPMENT RESULTS, INFORMATION and Rights Thereunder

9.1 INVENTIONS. INVENTIONS made during the term and under the cooperation of this Agreement by employees of one Party shall become neither the property of the other Party nor the common property of both Parties, and the one Party, therefore and insofar as it otherwise has the right to do so, shall be free to use such Inventions as it sees fit and to file for statutory protection and to use, maintain and permit to lapse such application for statutory protection and any statutory rights issued thereon.

9.2 JOINT INVENTIONS. JOINT INVENTIONS shall, at the time they are made, become the joint property of both Parties.

9.3 JOINT INVENTIONS including any and all statutory protection issuing thereon (as per Section 9.3.1 below or otherwise), if any, may be used by each Party, as such Party sees fit. Each Party therefore, for example and without limitation, has the transferable right to grant non-exclusive, further transferable licenses under such JOINT INVENTIONS. Neither Party shall be obliged to pay to the other Party any royalties or other kind of consideration with respect to grant of such licenses under JOINT INVENTIONS to third parties.

9.3.1For JOINT INVENTIONS, which are eligible for statutory protection, the Parties will agree upon the details for filing for such protection.

     In case only one Party is interested in filing for statutory protection for JOINT INVENTIONS, then the other Party shall execute and forward to the one Party all documents requested by the one Party and reasonably believed to be necessary and/or desirable for such procedure. Statutory rights filed for JOINT INVENTIONS by one Party at its own expense shall, from the date of filing, become the sole property of that one Party, and, therefore, for example and without limitation, can be used, maintained and permitted to lapse by this Party as it sees fit. The other Party's rights to use such statutory rights are as laid down in Section 9.3 above.

9.3.2Each Party ensures that it will be in a position to immediately acquire the share of inventions of its employees insofar as Joint Inventions are concerned.

9.3.3Neither Party is obligated to take action against third parties infringing upon statutory rights filed or issued for JOINT INVENTIONS or to defend such rights against third parties. Notwithstanding the foregoing, each Party shall promptly notify the other Party if such former Party becomes aware of any possible infringement by a third Party of any of the JOINT INVENTIONS. If either Party desires to take any action against such an infringing third Party, such Party shall first notify the other Party hereto and consult with such other Party regarding such action.

10.  Secrecy

10.1 Non-Disclosure. Each Party agrees that all INFORMATION and DEVELOPMENT RESULTS which it receives from the other Party and which are designated as confidential by such Party will be deemed to be confidential and will be maintained by the receiving Party in confidence, provided, however, that such Party may disclose such information to its officers, and those of its employees and others under its control for the purposes of this Agreement, all of whom will be advised of this Agreement and such Party's obligations thereunder. The provisions of this Section 10 shall apply mutatis mutandis to any business secrets and KNOW-HOW of either Party.

10.2 Precautions. Such Party additionally agrees to take all reasonable precautions to safeguard the confidential nature of the foregoing information, provided, however, that such Party's normal procedures for protecting its own confidential information shall be deemed reasonable precautions, and provided that if such precautions are taken, such Party will not be liable for any disclosure which is inadvertent or unauthorized or is required by any judicial order or decree or by any governmental law or regulation. Neither shall such Party be liable for disclosure and/or any use of such information insofar as such information;

     (i) is in, or becomes part of, the public domain other than through a breach of this Agreement by such Party; or

     (ii) is already known to such Party at or before the time it receives the same from the other Party or is disclosed to such Party by a third party as a matter of right; or

     (iii)is independently developed by such Party without the benefit of such information received from the other Party; or

     (iv) is disclosed and/or used by such Party with the prior written consent of the other Party.

10.3 Disclosure to  Sublicensees.  Notwithstanding  the above provisions of this
     Section 10, each Party has the right to disclose the other Party's INFORMATION and DEVELOPMENT RESULTS, which it received under this Agreement to its licensees insofar as it has the right to sublicense same as set forth in this Agreement, provided, such Party requires such licensee to undertake in writing secrecy obligations which are at least as stringent as the ones set forth in this Section 10.

10.4 Subcontractors and Employees. Infineon shall safeguard by agreements in writing with any subcontractor (Section 2.13) that the subcontractor shall comply with obligations substantially similar to those set forth in Sections 10.1 through 10.3 above. Actel shall safeguard by agreements in writing with their employees and other staff members who may have access to an INFINEON FAB that these persons shall comply with obligations substantially similar to those set forth in Sections 10.1 through 10.3 above.

10.5 Authorized Disclosure. Notwithstanding the provisions of this Agreement, each party may disclose the terms of this Agreement (i) in connection with the requirements of an initial public offering, securities filing; (ii) in confidence, to accountants, banks, and financing sources and their advisors; (iii) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.

10.6 Survival. The obligations under Sections 10.1 through 10.4 above shall survive five (5) years after termination of this Agreement.

10.7 Actel Employee Access. Subject to the provisions in this Section 10, Infineon shall provide Actel employees with access to Infineon facilities including, without limitation, INFINEON FABs, as reasonably required for Actel to fulfill its obligations and exercise its rights under this Agreement. Any access for Actel employees to clean rooms and comparable facilities in a fab of Infineon will be permitted only if escorted by Infineon staff. Access to other rooms and facilities in a fab of Infineon will be permitted without escort for Actel employees resident at such fab for a period of at least four (4) weeks. Actel employees resident at such fab of Infineon for a period of at less than four (4) weeks always require an escort. Subject to room availability, a separate office for Actel staff will be provided by Infineon.

11.  Limitation of Liability

11.1 Willful Misconduct and Gross Negligence. With regard to any of either Party's obligations hereunder, each Party shall be liable for damage incurred by the other Party, to the extent that such damage is caused by willful misconduct or gross negligence of the other Party, its legal representatives, employees or subcontractors.

11.2 Death or Injury. Any liability of a Party with respect to death or injury to any person is subject to and governed by the provisions of the applicable law. Neither Party is, however, obliged to compensate for death or personal injury or loss of or damage to property of the other Party to the extent such death, injury, loss or damage is covered by and paid out by the insurance(s) of the affected Party and such affected Party shall not be entitled to recover same from the first Party.

11.3 EXCEPT WHERE SUCH LIABILITY IS MANDATORY BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF THE OTHER PARTY, HOWEVER CAUSED AND UNDER ANY LEGAL CAUSE OR THEORY WHATSOEVER AND ON ACCOUNT OF WHATSOEVER REASON, AND WHETHER OR NOT SUCH PARTY WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN

11.4 In no event shall either Party's liability arising out of this Agreement exceed the maximum amount of three million US Dollars ($3,000,000) every twelve (12) month period, up to a maximum of ten million US Dollars ($10,000,000). The Parties agree that this Section represents a reasonable allocation of risk.

11.5 No Required Statutory Protection. Nothing in this Agreement shall obligate either Party to apply for, take out, maintain or acquire any statutory protection, in any country.

11.6 Third Party Rights. All rights granted in INFORMATION, DEVELOPMENT RESULTS and under BACKGROUND PATENTS are granted insofar only as the Party granting same has the right to grant without payment to third Parties.

12.  Third Party Rights and Indemnity

12.1 Indemnity by Infineon. With respect to Infineon's proprietary contribution to any C11FL PRODUCTS provided, manufactured, sold, or otherwise transferred to Actel under this Agreement ("Infineon Item"), Infineon shall defend Actel from any actions or claims brought against Actel to the extent based upon a claim that such Infineon Item infringes a third party's IPR, and shall hold Actel harmless from and against any such claim (including all legal costs and attorney's fees), whether or not that claim is successful, provided that Actel (i) gives Infineon notice of such claim,
     (ii) cooperates with Infineon, at Infineon's expense, in the defense of such claim, and (iii) gives Infineon the right to control the defense and settlement of any such claim, except that (A) Infineon shall not enter into any settlement that materially affects Actel's rights or interest without Actel's prior written approval, and (B) Actel shall have the right, at its own expense, to participate in the defense and settlement of such claim, with counsel of Actel's own choosing. In addition, Infineon shall, at Infineon's own cost and sole discretion, take one of the following measures:

     (i)  procure for Actel the right to use the Infineon Item, or

     (ii) for all  infringing  Infineon  Items returned to Infineon by Actel and
          for  future   provisions,   modify  the   Infineon   Items  to  become
          non-infringing or deliver an equivalent non-infringing Item.

     If Infineon determines in its sole discretion that neither of the foregoing are available or commercially feasible, Infineon may terminate, by giving one (1) month written notice to Actel, all rights and licenses granted to Actel under this Agreement with respect to the Infineon Item and refund to Actel all amounts paid by Actel under this Agreement. Notwithstanding, Infineon shall remain obliged to hold harmless Actel from and against all claims, which (i) at the date the notice termination becomes effective, have yet been arisen and/or (ii) arise from Infineon's conduct or Actel's conduct, such as manufacture or sale of Actel C11FL PRODUCTS, performed prior to the date the notice termination becomes effective.

12.2 Exclusions to Indemnity by Infineon. Any liability of Infineon for infringement of third party IPR by shall be excluded if the infringement is not caused by the Infineon Item. Infineon shall also have no obligation to indemnify if the infringement of the third party IPR arises as a result of
     (i) the combination of a noninfringing Infineon Item with any item not supplied by Infineon; (ii) modification of the Infineon Item by Actel or its customers or by Infineon in compliance with Actel's designs, specifications, or instructions; or (iii) continued allegedly infringing activity by Actel after Actel has been notified of the possible infringement.

12.3 Indemnity by Actel. With respect to Actel `s proprietary contribution to any C11FL PRODUCTS provided, manufactured, sold, or otherwise transferred to Infineon under this Agreement ("Actel Item"), Actel shall defend Infineon from any actions or claims brought against Infineon to the extent based upon a claim that such Actel Item infringes a third party's IPR, and hold Infineon harmless from and against any such claim (including all legal costs and attorney's fees), whether or not that claim is successful, provided that Infineon (i) gives Actel notice of such claim, (ii) cooperates with Actel, at Actel's expense, in the defense of such claim, and (iii) gives Actel the right to control the defense and settlement of any such claim, except that (A) Actel shall not enter into any settlement that materially affects Infineon's rights or interest without Infineon's prior written approval, and (B) Infineon shall have the right, at its own expense, to participate in the defense and settlement of such claim, with counsel of Infineon's own choosing. In addition, Actel shall, at Actel's own cost and sole discretion, take one of the following measures:

     (i)  procure for Infineon the right to use the Actel Item, or

     (ii) modify  the  Actel  Item  to  become   non-infringing  or  deliver  an
          equivalent non-infringing Item.

If Actel determines in its sole discretion that neither of the foregoing are available or commercially feasible, Actel may terminate, by giving one (1) month written notice to Infineon, all rights and licenses granted to Infineon under this Agreement with respect to the Actel Item and refund all amounts paid by Infineon under this Agreement. Notwithstanding, Actel shall remain obliged to hold harmless Infineon from and against all claims, which (i) at the date the notice termination becomes effective, have yet been arisen and/or (ii) arise from Actel's conduct or Infineon's conduct, such as use of the Actel Item for manufacture of Infineon C11FL PRODUCTS, performed prior to the date the notice termination becomes effective.

12.4 Exclusions to Indemnity by Actel. Any liability of Actel for infringement of third party IPR by shall be excluded if the infringement is not caused by the Actel Item. Actel shall also have no obligation to indemnify if the infringement of the third party IPR arises as a result of (i) the combination of a noninfringing Actel Item with any item not supplied by Actel; (ii) modification of the Actel Item by Infineon or its customers or by Actel in compliance with Infineon's designs, specifications, or instructions; or (iii) continued allegedly infringing activity by Infineon after Infineon has been notified of the possible infringement.

12.5 Exclusive Remedy. This Section 12 sets forth sole liabilities and exclusive remedies of the parties for infringement of any IPR by any Actel Item or Infineon Item.

13.  Non-Exclusivity

     Nothing in this Agreement shall constitute any exclusivity between the Parties regarding the subject matter of this Agreement. Subject to the restrictions set forth in Sections 7 and 10, either Party shall be free to carry out any development, which competes with the other Party's business activities, alone or jointly with a third party and/or develop and have developed, make and have made or otherwise acquire, sell or otherwise make available same to third parties products that are similar and comparable to any product referred to under this Agreement.

14.  Term and Termination

14.1 Term. This Agreement shall become effective on the EFFECTIVE DATE and shall continue indefinitely unless it expires or is terminated in accordance with this Section 14.

14.2 Expiration. This Agreement shall expire upon of expiry of Actel's rights to the Wafer Corridor under Sections 4.2.2 or 5.1.1 above, or by the latest upon expiry of the three (3) year term of the Access Period (Section 5.1).

14.3 Other Termination. This Agreement may be terminated at any time by the one Party by giving of not less than four (4) weeks' prior written notice to the other Party

     (i)  if  the  other  Party   hereto  is  declared   bankrupt  or  otherwise
          permanently cannot fulfill its financial obligations; or

     (ii) if the other Party hereto substantially defaults in the performance of this Agreement and does not remedy the default within four (4) weeks after receipt of a relevant request of the non-breaching Party.

In case that one Party terminates the Agreement pursuant to this Section 14.3, such Party may revoke all rights and licenses granted to the other Party under this Agreement immediately.

14.4 Competitors. Infineon may terminate this Agreement and/or revoke all rights and licenses granted to Actel under this Agreement immediately upon notice if Actel hereafter directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with an entity that competes with CC; and Actel may terminate this Agreement and/or revoke all rights and licenses granted to Infineon under this Agreement immediately upon notice if Infineon hereafter directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with an entity that competes with Actel.

14.5 Survival.  Sections 1, 6, 7, 8, 9, 10, 11, 12, 13, 14.4, 14.5, 14.6, and 15
     hereof shall survive any termination of this Agreement.

14.6 Test Array. Infineon and its Affiliates may continue to use the Test Array for the development and application of C11FL TECHNOLOGY, even if the Agreement is terminated, including any termination by Actel.

14.7 Negotiation. Before termination of this Agreement, the Parties shall negotiate on a joint development agreement regarding the generation of products following the C11FL TECHNOLOGY. This shall not apply in case of termination under Section 14.3 above.

15.  Miscellaneous

15.1 Headings. The headings used in this Agreement are for reference purposes only and are in no way intended to define or limit the scope or interpretation of the Agreement or any provisions hereof.

15.2 Non-Solicitation. The Parties agree that during the term hereof and for a period of one (1) year following the termination of this Agreement, neither Party shall directly or indirectly solicit or in any manner attempt to hire any employee of the other Party or its Subsidiaries or otherwise encourage any such employee to pursue any other employment or career opportunities except as may be otherwise agreed in writing by the Parties. The foregoing shall not prohibit a Party from hiring any of the other Party's personnel who respond to a public job advertisement or other solicitations such as a job fair, without active solicitation from the hiring Party, or who otherwise approach the hiring Party without active solicitation from such Party.

15.3 No Agency. The Parties are independent contractors and nothing in this Agreement is indented or shall be construed as to one Party being considered or permitted to be an agent, partner, or joint venturer of the other Party.

15.4 Force Majeure. Neither Party hereto shall be liable for default of any obligation hereunder if such default results from the force majeure which includes, without limitation, governmental acts or directives, strikes, acts of God, war, insurrection, riot or civil commotion, fires, flooding or water damage, explosions, embargoes, or delays in delivery, whether of the kind herein enumerated or otherwise, which are not within the reasonable control of the Party affected ("Force Majeure"). In such events, the affected Party shall, without undue delay, inform the other Party of such circumstances together with documents of proof; and the performance of obligations hereunder shall be suspended during, but not longer than, the period of existence of such cause and the period reasonably required to perform the obligations in such cases.

15.5 Notices. Any notices permitted or required hereunder shall be made in the English language by registered mail or by fax and confirmed by registered mail to the following addresses or such other addresses as submitted by a Party to the other from time to time in writing:

         If to Actel:                                 If to Infineon:
         Actel Corporation                            Infineon Technologies AG
         Att:  Esmat Hamdy                            Att:  Robert Allinger
         955 East Arques Avenue                       81699 Munchen
         Sunnyvale, CA 94806 USA                      Germany

         With a copy to:                              With a copy to:
         Actel Corporation                            Infineon Technologies AG
         Att:  David L.  Van De Hey                   Att:  Legal Department
         955 East Arques Avenue                       PO Box 80 09 49
         Sunnyvale, CA 94806 USA                      St.-Martin-Str.  53
                                                      81609 Munchen
                                                      Germany

15.6 Export and Import Compliance. Export of controlled commodities, technical data, or information about such commodities or data may be prohibited by law. Both Parties agree to take all steps reasonably necessary to comply with applicable export and import laws and regulations as they apply to use and distribution of the subject matter of this Agreement.

15.7 Explicit Grants. Except as specifically provided for in this Agreement, no rights or licenses of any kind (whether express or implied) are granted hereunder.

15.8 Non-Waiver. No express or implied waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. Any waiver, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

15.9 Entire Agreement. This Agreement and all documents referred to herein, constitutes the entire agreement between the Parties with respect to the subject matter therein described, and supersedes any prior or simultaneous communications, representations or agreements with respect hereto, whether oral or written.

15.10Written Form. Additions and amendments to this Agreement shall only be valid if made in writing and duly signed by the Parties. The requirement of the written form can be waived itself only in writing.

15.11Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party. However, a Party may, even without consent of the other Party, assign this Agreement to an entity (i) to which the assigning Party transfers all or a substantial part of its assets, or (ii) with which the assigning Party merges, reorganizes, or consolidates, or (iii) which otherwise acquires control of the assigning Party.

15.12Dispute Resolution.  All disputes arising out of or in connection with this
     Agreement, including any question regarding its existence, validity or termination, shall be settled finally and binding by arbitration under the Rules of Arbitration of the International Chamber of Commerce, Paris ("Rules") by three arbitrators in accordance with the said Rules.
     Arbitration shall take place in London, United Kingdom, whereas its procedural law shall apply where the Rules are silent. The language to be used in the arbitration proceeding shall be English.

15.13Governing Law. This Agreement shall be subject to the substantive law in force in Switzerland without reference to its conflicts of law provisions. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

15.14Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law the remaining provisions shall continue to be in full force and effect. The Parties undertake to replace the invalid provision or parts thereof by a new provision, which will approximate as closely as possible the economic result intended by the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives:

Infineon Technologies AG                       Actel Corporation
Munchen


By: /s/ Jochen Hanebeck                        By: /s/ Esmat Hamdy
    -------------------                            ---------------

Name: Jochen Hanebeck                          Name: Esmat Hamdy

Title:VP Operations CC                         Title:Sr. V.P. Technology
                                                        & Operations

By: /s/ Nicolaus Tolle                         By:
    ------------------

Name: Nikolaus Tolle                           Name:

Title:Sen. Director Coop                       Title: